EXHIBIT 99.2

COMPANY CONTACT:	Curtis W. Schneekloth 419.427.4768	FOR IMMEDIATE RELEASE Nov. 16, 2007
COOPER TIRE BOARD AUTHORIZES STOCK REPURCHASE
FINDLAY, OHIO, NOV. 16, 2007 — COOPER TIRE & RUBBER COMPANY (NYSE:CTB) announced today that its Board of Directors authorized the repurchase of up to $100 million worth of the Company’s common stock through open market transactions. This authorization to repurchase common stock supersedes and effectively cancels the previous share repurchase program authorized by the Board in February of 2005.
Company Description
Cooper Tire & Rubber Company is a global company that specializes in the design, manufacture, marketing and sales of passenger car, light truck, medium truck tires and subsidiaries that specialize in motorcycle and racing tires. With headquarters in Findlay, Ohio, Cooper Tire has 66 manufacturing, sales, distribution, technical and design facilities within its family of companies located around the world. For more information, visit Cooper Tire’s web site at: www.coopertire.com.